CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333 -165755) to be filed on or about August 7, 2012 of our report dated July 13, 2012, relating to the consolidated financial statements of LianDi Clean Technology Inc. and its subsidiaries as of and for the year ended March 31, 2012.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited

Hong Kong, China

August 7, 2012